EXHIBIT 10.1.1

EXHIBIT “A”

 SOAPBOX MOBILE INC. / SINGLETOUCH SYSTEMS INC.
PERPETUAL EXCLUSIVE LICENSE AGREEMENT

THIS AGREEMENT is entered into as of the date of last signature below (the "Effective Date") by and between Soapbox Mobile Inc., a Delaware corporation ("LICENSOR") and Single Touch Systems Inc., a Delaware corporation ("LICENSEE").

WHEREAS, LICENSEE wishes to license all software related to and identified as the “Anywhere” software (“ANYWHERE”) and LICENSOR desires to license this software to LICENSEE.

NOW THEREFORE, the parties hereto agree as follows:

1. GRANT OF LICENSE

Subject to the terms and conditions of the Agreement, LICENSOR grants to LICENSEE a perpetual exclusive license to use ANYWHERE worldwide.  LICENSEE may use ANYWHERE without limitation including, but not limited to, using in executable format and may translate or modify ANYWHERE or incorporate it into other software, at its sole discretion.

2. COPIES

LICENSEE may make copies of ANYWHERE in executable code form or any other form as necessary for use by LICENSEE and for any backup or archive purposes.

3. CONSIDERATION TO LICENSOR

As consideration for the License, LICENSEE and LICENSOR agree that the consideration in all forms received pursuant to the Settlement Agreement and Mutual General Release entered into by and between the LICENSEE, LICENSOR and other parties of which this PERPETUAL EXCLUSIVE LICENSE AGREEMENT is an integral part of and a condition thereto is adequate, satisfactory consideration for this license and no additional consideration is required for the entire Term of this License.

4. OWNERSHIP

The original and any copies of ANYWHERE, made by LICENSEE, including translations, compilations, partial copies, modifications, and updates, are the property of LICENSOR.

In the event the LICENSOR becomes insolvent, declares bankruptcy, ceases to operate or is dissolved voluntarily or involuntarily, then the ownership of ANYWHERE shall immediately vest in the LICENCEE without any additional consideration due. Additionally, the LICENCEE may assert that any of these conditions has occurred by notice to the LICENSOR and upon the expiration of 20 days if the assertion is not reasonable refuted by the LICENCEE the complete ownership of ANYWHERE shall vest in the LICENCEE.

LICENSOR grants to LICENSEE the exclusive right to sue at its own expense any party who infringes the rights set forth in this license.  LICENSEE shall pay costs in connection with such suit and retain any and all proceeds of any final judgment in such suit.

5. PROPRIETARY RIGHTS

LICENSEE recognizes that LICENSOR regards the Licensed Programs as its proprietary information and as confidential trade secrets of great value.  LICENSEE however shall at its sole discretion have the right to provide or to otherwise make available in any form ANYWHERE, or any portion thereof, to any person it deems necessary without the prior written consent of LICENSOR.  LICENSEE agrees to treat the ANYWHERE with at least the same degree of care with which LICENSEE treats its own confidential information.

6. TERM

The license granted hereunder is perpetual and shall continue without termination.

7. WARRANTY DISCLAIMER

LICENSOR licenses, and LICENSEE accepts, ANYWHERE "AS IS." LICENSOR PROVIDES NO WARRANTIES AS TO THE FUNCTION OR USE OF THE ANYWHERE, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE.  THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF ANYWHERE IS WITH LICENSEE.  LICENSOR DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN ANYWHERE WILL MEET LICENSEE'S REQUIREMENTS OR THAT THE OPERATION OF ANYWHERE WILL BE UNINTERRUPTED OR ERROR FREE.

8. PATENT AND COPYRIGHT INDEMNITY

LICENSOR will defend at its own expense any action brought against LICENSEE to the extent it is based on a claim that ANYWHERE used within the scope of the license granted hereunder infringe a United States patent, copyright or other proprietary right of a third party. LICENSOR will pay any costs, damages or attorney fees finally awarded against LICENSEE in such action which are attributable to such claim, provided LICENSOR is promptly notified in writing of such claim, may participate the defense and/or settlement of such claim.

9. LIMITATION OF LIABILITY

LICENSOR'S LIABILITY TO LICENSEE UNDER ANY PROVISIONS OF THIS AGREEMENT FOR DAMAGES FINALLY AWARDED SHALL BE LIMITED TO THE AMOUNTS ACTUALLY PAID HEREUNDER BY LICENSEE TO LICENSOR.  IN NO EVENT SHALL LICENSOR BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF USE, LOSS OF PROFITS OR INTERRUPTION OF BUSINESS, HOWEVER CAUSED OR ON ANY THEORY OF LIABILITY.

10. NOTICES

All notices in connection with this Agreement shall be in writing and may be given by certified, registered, or first class mail or personally delivered. For purposes of this Agreement, a notice shall be deemed effective upon personal delivery to the party or if by mail five days after proper deposit in a mail box.

11. ASSIGNMENT

This Agreement and the licenses granted by it may be sold, encumbered, assigned, sublicensed, or otherwise transferred by LICENSEE at its sole and absolute discretion without the prior written consent of LICENSOR

12. SUCCESSORS

This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective representatives, successors and assigns except as otherwise provided herein.

13. SEVERABILITY

In the event any provision of this Agreement is determined to be invalid or unenforceable, the remainder of this Agreement shall remain in force as if such provision were not a part.

14. GOVERNING LAW/FORUM

This Agreement shall be governed and interpreted by the laws of the State of California. San Diego County, California shall be the appropriate venue and jurisdiction for the resolution of any disputes hereunder. Both parties hereby consent to such personal and exclusive jurisdiction.

15. EXPORT REGULATIONS

LICENSEE understands that LICENSOR is subject to regulation by agencies of the U.S. Government, including the U.S. Departments of Commerce and State, which prohibit export or diversion of certain technical products to certain countries.  LICENSEE warrants that it will comply in all respect with the export and re-export restrictions that may be required by law for ANYWHERE and for all other applicable export regulations.  LICENSEE agrees to indemnify and hold LICENSOR harmless from any loss, damages, liability or expenses incurred by LICENSOR as a result of LICENSEE's failure to comply with any export regulations or restrictions.

16. ENTIRE AGREEMENT

This Agreement sets forth the entire understanding between the parties with respect to the subject matter hereof, and merges and supersedes all prior agreements, discussions and understandings, express or implied, concerning such matters.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.

Soapbox Mobile, Inc.		Single Touch Systems, Inc.

By:	/s/ Duncan McLaren	By:	/s/ James Orsini

Duncan McLaren, Director and Special Corporate Officer		James Orsini, President